Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2015 FOURTH QUARTER AND YEAR-END RESULTS

TUPELO, MISSISSIPPI (January 19, 2016) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter and year ended December 31, 2015. Net income for the fourth quarter of 2015 was approximately $21.2 million, up 35.67%, as compared to $15.6 million for the fourth quarter of 2014. Basic and diluted earnings per share (“EPS”) were $0.53 and $0.52, respectively, for the fourth quarter of 2015, as compared to basic and diluted EPS of $0.49 for the fourth quarter of 2014. Excluding the impact of after-tax merger expenses incurred during each quarter, basic and diluted EPS were $0.55 for the fourth quarter of 2015, as compared to basic and diluted EPS of $0.50 for the fourth quarter of 2014.

Net income for 2015 was $----68.0 million, as compared to $59.6 million for 2014. Basic and diluted EPS were $1.89 and $1.88, respectively, for both 2015 and 2014. Excluding the impact of after-tax merger expenses incurred during each year, basic and diluted EPS were $2.10 and $2.08, respectively, for 2015, as compared to basic and diluted EPS of $1.90 and $1.89, respectively, for 2014.

On July 1, 2015, the Company completed the acquisition of Heritage Financial Group, Inc. (“Heritage”), a bank holding company headquartered in Albany, Georgia, and the parent of HeritageBank of the South, a Georgia savings bank. The Company’s balance sheet and results of operations as of and for the year ended December 31, 2015, include the impact of Heritage’s operations since the acquisition date. At the acquisition date, Heritage had $2.02 billion in total assets, $1.11 billion in loans, and $1.37 billion in deposits. The assets acquired and liabilities assumed are recorded at estimated fair value and are subject to change pending finalization of all valuations.

“Our financial results for the fourth quarter of 2015 represent a strong finish to a great year. The results include our successful completion of the Heritage acquisition and 24.58% annualized linked quarter legacy loan growth,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Excluding merger expenses on an after-tax basis, our diluted EPS of $0.55 per share represents some of the highest reported quarterly earnings for the Company and was driven by the strong performance of our legacy company coupled with the successful conversion of Heritage’s operations. Furthermore, the continued sustainability of this profitability is reflected in our return on average assets, excluding merger expenses on an after-tax basis, of 1.12% for the quarter, marking the seventh consecutive quarter we’ve achieved greater than 1.00% return on average assets. As we look to 2016, we believe we are well positioned to continue to improve on profitability and earnings growth, which in turn will generate shareholder value.”

The following table presents the Company’s profitability metrics for the fourth quarter of 2015 including and excluding the impact of after-tax merger expenses from the Heritage acquisition:

	As Reported	Excluding Merger Expenses
Return on average assets	1.06%	1.12%
Return on average tangible assets	1.19%	1.25%
Return on average equity	8.06%	8.48%
Return on average tangible equity	15.84%	16.61%

The following table presents the Company’s profitability metrics for the year ending December 31, 2015, including and excluding the impact of after-tax merger expenses from the Heritage acquisition:

	As Reported	Excluding Merger Expenses
Return on average assets	0.99%	1.10%
Return on average tangible assets	1.11%	1.23%
Return on average equity	7.72%	8.57%
Return on average tangible equity	14.50%	16.00%

Total assets at December 31, 2015, were approximately $7.94 billion, as compared to $5.81 billion at December 31, 2014.

Total loans, including loans acquired in the Heritage and First M&F Corporation (“First M&F”) acquisitions or in FDIC-assisted transactions (collectively referred to as “acquired loans”), increased 35.75% to approximately $5.41 billion at December 31, 2015, as compared to $3.99 billion at December 31, 2014. Excluding acquired loans, loans grew 17.23% to $3.83 billion at December 31, 2015, as compared to $3.27 billion at December 31, 2014.

Total deposits were $6.22 billion at December 31, 2015, as compared to $4.84 billion at December 31, 2014. The increase in deposits is primarily attributable to the acquisition of Heritage. The Company’s noninterest-bearing deposits averaged approximately $1.32 billion, or 21.36% of average deposits, for the fourth quarter of 2015, as compared to $937 million, or 19.58% of average deposits, for the fourth quarter of 2014. The Company’s cost of funds was 31 basis points for the fourth quarter of 2015, as compared to 45 basis points for the same quarter in 2014.

At December 31, 2015, the Company's Tier 1 leverage capital ratio was 9.18%, its Common Equity Tier 1 risk-based capital ratio was 9.98%, its Tier 1 risk-based capital ratio was 11.50%, and its total risk-based capital ratio was 12.30%. The Company’s regulatory capital ratios continue to be in excess of the regulatory minimums required to be classified as “well-capitalized.” At December 31, 2015, our tangible common equity ratio was 7.56%.

Net interest income was $72.4 million for the fourth quarter of 2015, as compared to $50.0 million for the fourth quarter of 2014. Net interest margin was 4.33% for the fourth quarter of 2015, as compared to 4.09% for the fourth quarter of 2014. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans increased net interest margin 21 basis points in the fourth quarter of 2015, as compared to 11 basis points in the same period in 2014.

Net interest income was $241.6 million for the year ended December 31, 2015, as compared to $202.6 million for the year ended December 31, 2014. Net interest margin was 4.17% for 2015, as compared to 4.12% for the prior year. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans increased net interest margin 14 basis points for all of 2015, as compared to 17 basis points for the prior year.

The Company’s noninterest income is derived from diverse lines of business which primarily consist of mortgage, wealth management and insurance revenue sources along with income from deposit and loan products. For the fourth quarter of 2015, noninterest income increased to $31.5 million, as compared to $20.0 million for the fourth quarter of 2014. Noninterest income increased to $108.4 million during 2015, as compared to $80.6 million during 2014. The Company’s growth in noninterest income for both the fourth quarter and full year of 2015, as compared to the comparable periods in the prior year, is primarily attributable to the Heritage acquisition and growth in our mortgage lending.

Noninterest expense was $70.9 million for the fourth quarter of 2015, and $245.5 for the year 2015, as compared to $46.0 million for the fourth quarter of 2014, and $191.2 million for the year 2014. The increase in noninterest expense, when compared to the comparable periods in 2014, was primarily due to the operating expenses of the acquired Heritage operations as well as merger expenses incurred in connection with the Heritage acquisition. The Company recorded merger expenses of approximately $1.92 million and $499 thousand during the fourth quarter of 2015 and 2014, respectively. The Company recorded merger expenses of approximately $11.6 million and $694 thousand during 2015 and 2014, respectively.

The Company recorded a provision for loan losses of $1.8 million for the fourth quarter of 2015, as compared to $1.1 million for the fourth quarter of 2014. For the fourth quarter of 2015, net charge-offs were $1.4 million, as compared to $3.3 million in net charge-offs for the same period in 2014. Annualized net charge-offs as a percentage of average loans were 0.10% for the fourth quarter of 2015, as compared to 0.33% for the same quarter in 2014.

The allowance for loan losses as a percentage of total loans was 0.78% at December 31, 2015, as compared to 1.06% at December 31, 2014. The allowance for loan losses as a percentage of non-acquired loans was 1.11% at December 31, 2015, as compared to 1.29% at December 31, 2014.

At December 31, 2015, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $45.4 million, or 0.84% of total loans, and total other real estate owned (“OREO”) w as $35.4 million, as compared to total nonperforming loans of $55.1 million, or 1.38% of total loans, and total OREO of $34.5 million at December 31, 2014. The Company’s nonperforming loans and OREO that were acquired through the Heritage and First M&F acquisitions or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $30.0 million and $22.4 million, respectively, at December 31, 2015, as compared to $34.9 million and $17.4 million, respectively at December 31, 2014.

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or are subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

Nonperforming assets decreased 23.85% to $28.4 million at December 31, 2015, as compared to $37.3 million at December 31, 2014.

Nonperforming loans were $15.4 million, or 0.40% of total non-acquired loans, at December 31, 2015, as compared to $20.2 million, or 0.62% of total non-acquired loans, at December 31, 2014, representing a 23.73% decrease. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.20% at December 31, 2015, as compared to 0.32% at December 31, 2014.

OREO was $13.0 million at December 31, 2015, as compared to $17.1 million at December 31, 2014, a 23.99% decrease. The Company continues to proactively market the properties held in OREO as it sold approximately $5.87 million of OREO during 2015, with $1.10 million in sales occurring during the fourth quarter of 2015.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, January 20, 2015.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst160120. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Fourth Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year.  Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10079062 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 3, 2016.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 111-year-old financial services institution. Renasant has assets of approximately $7.9 billion and operates more than 170 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2015 -	Twelve Months Ended
	2015				2014				Q4 2014	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Statement of earnings
Interest income - taxable equivalent basis	$79,679	$76,242	$58,516	$55,910	$57,335	$58,098	$60,002	$57,811	38.97	$270,347	$233,246	15.91
Interest income	$77,788	$74,300	$56,769	$54,166	$55,597	$56,358	$58,277	$56,177	39.91	$263,023	$226,409	16.17
Interest expense	5,364	5,620	5,099	5,324	5,580	5,886	6,108	6,206	(3.87)	21,407	23,780	(9.98)
Net interest income	72,424	68,680	51,670	48,842	50,017	50,472	52,169	49,971	44.80	241,616	202,629	19.24
Provision for loan losses	1,750	750	1,175	1,075	1,050	2,217	1,450	1,450	66.67	4,750	6,167	(22.98)
Net interest income after provision	70,674	67,930	50,495	47,767	48,967	48,255	50,719	48,521	44.33	236,866	196,462	20.57
Service charges on deposit accounts	8,261	8,151	6,522	6,335	6,905	7,107	6,533	6,211	19.64	29,269	26,756	9.39
Fees and commissions on loans and deposits	6,118	5,704	4,954	4,492	4,771	5,877	5,175	4,677	28.23	21,268	20,500	3.75
Insurance commissions and fees	1,956	2,381	2,119	1,967	1,973	2,270	2,088	1,863	(0.86)	8,423	8,194	2.79
Wealth management revenue	2,658	2,871	2,248	2,190	2,144	2,197	2,170	2,144	23.97	9,967	8,655	15.16
Securities gains (losses)	—	—	96	—	—	375	—	—	—	96	375	(74.40)
Gain on sale of mortgage loans	10,020	10,578	5,407	4,633	2,368	2,635	2,006	1,585	323.14	30,638	8,594	256.50
Gain on acquisition	—	—	—	—	—	—	—	—	—	—	—	—
Other	2,478	2,432	1,571	2,287	1,809	2,102	1,499	2,136	36.98	8,768	7,546	16.19
Total noninterest income	31,491	32,117	22,917	21,904	19,970	22,563	19,471	18,616	57.69	108,429	80,620	34.49
Salaries and employee benefits	43,409	43,048	30,394	28,260	27,301	29,569	29,810	28,428	59.00	145,111	115,108	26.07
Data processing	3,940	3,773	3,152	3,181	2,949	2,906	2,850	2,695	33.60	14,046	11,400	23.21
Occupancy and equipment	8,171	7,733	5,524	5,559	5,146	5,353	4,906	4,847	58.78	26,987	20,252	33.26
Other real estate	698	861	954	532	723	1,101	1,068	1,701	(3.46)	3,045	4,593	(33.70)
Amortization of intangibles	1,751	1,803	1,239	1,275	1,327	1,381	1,427	1,471	31.95	6,068	5,606	8.24
Merger-related expenses	1,923	7,746	1,467	478	499	—	—	195	285.37	11,614	694	1,573.49
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—	—	—	—
Other	10,964	11,121	8,446	8,129	8,034	7,865	9,335	8,308	36.47	38,660	33,542	15.26
Total noninterest expense	70,856	76,085	51,176	47,414	45,979	48,175	49,396	47,645	54.11	245,531	191,195	28.42
Income before income taxes	31,309	23,962	22,236	22,257	22,958	22,643	20,794	19,492	36.38	99,764	85,887	16.16
Income taxes	10,149	7,742	6,842	7,017	7,361	7,108	5,941	5,895	37.88	31,750	26,305	20.70
Net income	$21,160	$16,220	$15,394	$15,240	$15,597	$15,535	$14,853	$13,597	35.67	$68,014	$59,582	14.15
Basic earnings per share	$0.53	$0.40	$0.49	$0.48	$0.49	$0.49	$0.47	$0.43	8.16	$1.89	$1.89	—
Diluted earnings per share	0.52	0.40	0.48	0.48	0.49	0.49	0.47	0.43	6.12	1.88	1.88	—
Average basic shares outstanding	40,276,441	40,265,941	31,626,059	31,576,275	31,537,278	31,526,423	31,496,737	31,436,148	27.71	35,971,877	31,499,498	14.20
Average diluted shares outstanding	40,539,151	40,518,413	31,865,172	31,815,710	31,781,734	31,718,529	31,698,198	31,668,362	27.55	36,227,439	31,759,647	14.07
Common shares outstanding	40,293,291	40,268,455	31,644,706	31,604,937	31,545,145	31,533,703	31,519,641	31,480,395	27.73	40,293,291	31,545,145	27.73
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.68	$0.68	—
Performance ratios
Return on average shareholders' equity	8.06%	6.28%	8.42%	8.59%	8.72%	8.84%	8.67%	8.19%		7.72%	8.61%
Return on average tangible shareholders' equity (1)	15.84%	12.20%	14.89%	15.45%	15.90%	16.50%	16.55%	16.05%		14.50%	16.25%
Return on average assets	1.06%	0.81%	1.06%	1.06%	1.08%	1.07%	1.02%	0.93%		0.99%	1.02%
Return on average tangible assets (2)	1.19%	0.93%	1.17%	1.18%	1.20%	1.20%	1.15%	1.05%		1.11%	1.15%
Net interest margin (FTE)	4.33%	4.09%	4.17%	4.03%	4.09%	4.12%	4.24%	4.04%		4.17%	4.12%
Yield on earning assets (FTE)	4.65%	4.42%	4.57%	4.45%	4.53%	4.58%	4.72%	4.53%		4.52%	4.59%
Cost of funding	0.31%	0.33%	0.40%	0.43%	0.45%	0.47%	0.48%	0.48%		0.36%	0.47%
Average earning assets to average assets	86.02%	86.57%	87.79%	87.49%	87.41%	87.32%	87.39%	87.35%		86.88%	87.37%
Average loans to average deposits	86.22%	83.63%	81.93%	81.44%	82.67%	82.26%	79.11%	77.00%		83.51%	80.24%
Noninterest income (less securities gains/
losses) to average assets	1.58%	1.61%	1.57%	1.53%	1.38%	1.53%	1.34%	1.27%		1.57%	1.38%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.46%	3.43%	3.41%	3.27%	3.14%	3.32%	3.39%	3.25%		3.40%	3.28%
Net overhead ratio	1.88%	1.82%	1.84%	1.74%	1.76%	1.79%	2.06%	1.97%		1.83%	1.90%
Efficiency ratio (FTE) (4)	63.50%	64.76%	63.58%	62.99%	61.56%	62.90%	65.38%	65.48%		63.77%	63.82%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2015	Twelve Months Ended
	2015				2014				Q4 2014	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Average Balances
Total assets	$7,906,661	$7,905,538	$5,847,539	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	37.60	$6,878,921	$5,816,517	18.27
Earning assets	6,801,388	6,842,452	5,133,567	5,093,224	5,022,647	5,027,805	5,100,833	5,178,069	35.41	5,976,098	5,081,764	17.60
Securities	1,120,236	1,143,577	999,962	989,743	979,052	1,001,548	1,026,948	1,002,519	14.42	1,065,319	1,002,450	6.27
Mortgage loans held for sale	268,096	398,480	87,435	50,918	27,443	31,832	26,004	19,925	876.92	202,368	26,337	668.38
Loans, net of unearned	5,341,943	5,223,273	3,978,514	3,969,244	3,954,606	3,937,142	3,897,027	3,868,747	35.08	4,633,635	3,914,679	18.37
Intangibles	481,747	456,811	295,441	296,682	297,978	300,725	302,181	303,599	61.67	383,380	301,104	27.32
Noninterest-bearing deposits	$1,323,468	$1,272,714	$969,770	$932,011	$936,672	$896,856	$905,180	$949,317	41.29	$1,125,970	$921,903	22.14
Interest-bearing deposits	4,872,432	4,972,717	3,886,199	3,941,863	3,846,891	3,889,133	4,020,754	4,074,745	26.66	4,422,371	3,957,068	11.76
Total deposits	6,195,900	6,245,431	4,855,969	4,873,874	4,783,563	4,785,989	4,925,934	5,024,062	29.52	5,548,341	4,878,971	13.72
Borrowed funds	568,548	556,269	204,884	168,758	190,928	214,017	169,373	170,091	197.78	376,208	186,236	102.01
Shareholders' equity	1,041,460	1,023,912	733,158	719,687	709,780	697,103	686,794	673,046	46.73	880,831	691,802	27.32

									Q4 2015 -	As of
	2015				2014				Q4 2014	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Balances at period end
Total assets	$7,935,702	$7,918,732	$5,899,190	$5,881,849	$5,805,129	$5,751,711	$5,826,020	$5,902,831	36.70	$7,935,702	$5,805,129	36.70
Earning assets	6,778,485	6,810,285	5,186,419	5,168,497	5,063,039	5,053,252	5,063,873	5,161,173	33.88	6,778,485	5,063,039	33.88
Securities	1,105,205	1,139,553	965,290	1,016,394	983,747	980,328	1,007,331	1,046,688	12.35	1,105,205	983,747	12.35
Mortgage loans held for sale	225,254	317,681	108,023	102,780	25,628	30,451	28,116	28,433	778.94	225,254	25,628	778.94
Loans not acquired	3,830,434	3,607,005	3,407,925	3,274,314	3,267,486	3,165,492	3,096,286	2,947,836	17.23	3,830,434	3,267,486	17.23
Loans acquired and covered by FDIC loss-share agreements	93,142	100,839	121,626	125,773	143,041	155,319	167,129	173,545	(34.88)	93,142	143,041	(34.88)
Loans acquired and not covered by FDIC loss-share agreements	1,489,886	1,570,116	507,653	553,574	577,347	636,628	694,115	746,047	158.06	1,489,886	577,347	158.06
Total loans	5,413,462	5,277,960	4,037,204	3,953,661	3,987,874	3,957,439	3,957,530	3,867,428	35.75	5,413,462	3,987,874	35.75
Intangibles	480,813	482,599	294,808	296,053	297,330	298,609	301,478	302,903	61.71	480,813	297,330	61.71
Noninterest-bearing deposits	$1,278,337	$1,303,884	$972,672	$959,351	$919,872	$935,544	$902,766	$914,964	38.97	$1,278,337	$919,872	38.97
Interest-bearing deposits	4,940,265	4,930,677	3,917,772	3,983,418	3,918,546	3,828,126	3,983,965	4,089,820	26.07	4,940,265	3,918,546	26.07
Total deposits	6,218,602	6,234,561	4,890,444	4,942,769	4,838,418	4,763,670	4,886,731	5,004,784	28.53	6,218,602	4,838,418	28.53
Borrowed funds	570,496	551,740	219,089	162,313	188,825	227,664	189,830	168,700	202.13	570,496	188,825	202.13
Shareholders' equity	1,044,587	1,032,699	730,976	723,196	711,651	700,475	688,215	676,715	46.78	1,044,587	711,651	46.78
Market value per common share	$34.41	$32.85	$32.60	$30.05	$28.93	$27.05	$29.07	$29.05	18.94	$34.41	$28.93	18.94
Book value per common share	25.92	25.65	23.10	22.88	22.56	22.21	21.83	21.50	14.89	25.92	22.56	14.89
Tangible book value per common share	13.99	13.66	13.78	13.52	13.13	12.74	12.27	11.87	6.55	13.99	13.13	6.55
Shareholders' equity to assets (actual)	13.16%	13.04%	12.39%	12.30%	12.26%	12.18%	11.81%	11.46%		13.16%	12.26%
Tangible capital ratio (3)	7.56%	7.40%	7.78%	7.65%	7.52%	7.37%	7.00%	6.68%		7.56%	7.52%
Leverage ratio	9.18%	8.95%	9.89%	9.74%	9.53%	9.31%	8.91%	8.56%		9.18%	9.53%
Common equity tier 1 capital ratio	9.98%	9.92%	10.45%	10.35%	—%	—%	—%	—%		9.98%	—%
Tier 1 risk-based capital ratio	11.50%	11.46%	12.52%	12.47%	12.45%	12.28%	11.82%	11.54%		11.50%	12.45%
Total risk-based capital ratio	12.30%	12.27%	13.55%	13.51%	13.54%	13.43%	12.96%	12.70%		12.30%	13.54%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2015 -	As of
	2015				2014				Q4 2014	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Loans not acquired
Commercial, financial, agricultural	$485,407	$450,688	$437,181	$418,752	$418,501	$378,802	$365,262	$347,828	15.99	$485,407	$418,501	15.99
Lease Financing	34,815	24,698	17,633	11,560	10,114	5,377	1,767	612	244.23	34,815	10,114	244.23
Real estate- construction	291,701	268,805	212,071	200,966	210,837	193,787	172,319	149,449	38.35	291,701	210,837	38.35
Real estate - 1-4 family mortgages	1,204,228	1,128,556	1,073,816	1,025,264	1,014,412	984,778	966,546	941,260	18.71	1,204,228	1,014,412	18.71
Real estate - commercial mortgages	1,729,049	1,653,534	1,589,969	1,542,706	1,538,950	1,527,680	1,516,372	1,441,404	12.35	1,729,049	1,538,950	12.35
Installment loans to individuals	85,234	80,724	77,255	75,066	74,672	75,068	74,020	67,283	14.14	85,234	74,672	14.14
Loans, net of unearned	$3,830,434	$3,607,005	$3,407,925	$3,274,314	$3,267,486	$3,165,492	$3,096,286	$2,947,836	17.23	$3,830,434	$3,267,486	17.23
Loans acquired and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$2,406	$2,467	$3,726	$3,917	$6,684	$7,699	$7,677	$8,283	(64.00)	$2,406	$6,684	(64.00)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	130	137	—	—	—	1,648	1,648	1,648	100.00	130	—	100.00
Real estate - 1-4 family mortgages	45,988	48,779	40,333	42,758	44,017	46,354	49,616	52,252	4.48	45,988	44,017	4.48
Real estate - commercial mortgages	44,550	49,382	77,536	79,064	92,304	99,579	108,166	111,337	(51.74)	44,550	92,304	(51.74)
Installment loans to individuals	68	74	31	34	36	39	22	25	88.89	68	36	88.89
Loans, net of unearned	$93,142	$100,839	$121,626	$125,773	$143,041	$155,319	$167,129	$173,545	(34.88)	$93,142	$143,041	(34.88)
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$149,024	$167,966	$39,652	$52,119	$58,098	$64,058	$74,887	$84,005	156.50	$149,024	$58,098	156.50
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	65,833	70,428	505	483	1,224	1,631	2,610	4,803	5,278.51	65,833	1,224	5,278.51
Real estate - 1-4 family mortgages	485,107	485,170	161,765	171,433	177,931	190,447	205,126	217,748	172.64	485,107	177,931	172.64
Real estate - commercial mortgages	760,131	813,973	295,484	317,224	325,660	363,793	390,781	415,417	133.41	760,131	325,660	133.41
Installment loans to individuals	29,791	32,579	10,247	12,315	14,434	16,699	20,711	24,074	106.39	29,791	14,434	106.39
Loans, net of unearned	$1,489,886	$1,570,116	$507,653	$553,574	$577,347	$636,628	$694,115	$746,047	158.06	$1,489,886	$577,347	158.06
Asset quality data
Assets not acquired:
Nonaccrual loans	$13,645	$14,522	$15,514	$17,719	$18,781	$19,070	$17,175	$18,365	(27.35)	$13,645	$18,781	(27.35)
Loans 90 past due or more	1,751	647	5,647	1,193	1,406	7,177	3,615	1,322	24.54	1,751	1,406	24.54
Nonperforming loans	15,396	15,169	21,161	18,912	20,187	26,247	20,790	19,687	(23.73)	15,396	20,187	(23.73)
Other real estate owned	12,987	13,936	14,967	16,735	17,087	20,461	23,950	25,117	(23.99)	12,987	17,087	(23.99)
Nonperforming assets not acquired	$28,383	$29,105	$36,128	$35,647	$37,274	$46,708	$44,740	$44,804	(23.85)	$28,383	$37,274	(23.85)
Assets acquired and subject to loss share:
Nonaccrual loans	$3,319	$3,270	$19,487	$18,040	$24,172	$33,216	$41,425	$46,078	(86.27)	$3,319	$24,172	(86.27)
Loans 90 past due or more	3,609	4,143	—	—	48	1,979	—	32	7,418.75	3,609	48	7,418.75
Nonperforming loans	6,928	7,413	19,487	18,040	24,220	35,195	41,425	46,110	(71.40)	6,928	24,220	(71.40)
Other real estate owned	2,818	3,183	3,853	4,325	6,368	4,033	7,472	10,218	(55.75)	2,818	6,368	(55.75)
Nonperforming assets acquired and subject to loss share	$9,746	$10,596	$23,340	$22,365	$30,588	$39,228	$48,897	$56,328	(68.14)	$9,746	$30,588	(68.14)
Assets acquired and not subject to loss share:
Nonaccrual loans	$12,070	$15,796	$1,085	$1,627	$1,443	$1,991	$5,966	$6,393	736.45	$12,070	$1,443	736.45
Loans 90 past due or more	11,033	8,824	2,523	9,636	9,259	8,375	5,057	1,922	19.16	11,033	9,259	19.16
Nonperforming loans	23,103	24,620	3,608	11,263	10,702	10,366	11,023	8,315	115.88	23,103	10,702	115.88
Other real estate owned	19,597	19,215	8,244	10,626	11,017	9,565	10,381	12,406	77.88	19,597	11,017	77.88
Nonperforming assets acquired	$42,700	$43,835	$11,852	$21,889	$21,719	$19,931	$21,404	$20,721	96.60	$42,700	$21,719	96.60
Net loan charge-offs (recoveries)	$1,364	$588	$1,588	$1,062	$3,330	$4,952	$2,194	$1,067	(59.04)	$4,602	$11,543	(60.13)
Allowance for loan losses	$42,437	$42,051	$41,888	$42,302	$42,289	$44,569	$47,304	$48,048	0.35	$42,437	$42,289	0.35
Annualized net loan charge-offs / average loans	0.10%	0.04%	0.16%	0.11%	0.33%	0.50%	0.23%	0.11%		0.10%	0.29%
Nonperforming loans / total loans*	0.84%	0.89%	1.10%	1.22%	1.38%	1.81%	1.85%	1.92%		0.84%	1.38%
Nonperforming assets / total assets*	1.02%	1.05%	1.21%	1.36%	1.54%	1.84%	1.97%	2.06%		1.02%	1.54%
Allowance for loan losses / total loans*	0.78%	0.80%	1.04%	1.07%	1.06%	1.13%	1.20%	1.24%		0.78%	1.06%
Allowance for loan losses / nonperforming loans*	93.42%	89.09%	94.65%	87.74%	76.74%	62.07%	64.59%	64.83%		93.42%	76.74%
Nonperforming loans / total loans**	0.40%	0.42%	0.62%	0.58%	0.62%	0.83%	0.67%	0.67%		0.40%	0.62%
Nonperforming assets / total assets**	0.36%	0.37%	0.61%	0.61%	0.64%	0.81%	0.77%	0.76%		0.36%	0.64%
Allowance for loan losses / total loans**	1.11%	1.17%	1.23%	1.29%	1.29%	1.41%	1.53%	1.63%		1.11%	1.29%
Allowance for loan losses / nonperforming loans**	275.64%	277.22%	197.95%	223.68%	209.49%	169.81%	227.53%	244.06%		275.64%	209.49%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
					RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2015				2014				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Net income (GAAP)	$21,160	$16,220	$15,394	$15,240	$15,597	$15,535	$14,853	$13,597	$68,014	$59,582
Amortization of intangibles, net of tax	1,183	1,220	858	873	902	947	1,019	1,026	4,137	3,889
Tangible net income (non-GAAP)	$22,343	$17,440	$16,252	$16,113	$16,499	$16,482	$15,872	$14,623	$72,151	$63,471

Average shareholders' equity (GAAP)	$1,041,460	$1,023,912	$733,158	$719,687	$709,780	$697,103	$686,794	$673,046	$880,831	$691,802
Intangibles	481,747	456,811	295,441	296,682	297,978	300,725	302,181	303,599	383,380	301,104
Average tangible s/h's equity (non-GAAP)	$559,713	$567,101	$437,717	$423,005	$411,802	$396,378	$384,613	$369,447	$497,451	$390,698

Average total assets (GAAP)	$7,906,661	$7,905,538	$5,847,539	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	$6,878,921	$5,816,517
Intangibles	481,747	456,811	295,441	296,682	297,978	300,725	302,181	303,599	383,380	301,104
Average tangible assets (non-GAAP)	$7,424,914	$7,448,727	$5,552,098	$5,525,076	$5,448,168	$5,457,358	$5,534,426	$5,624,285	$6,495,541	$5,515,413

Actual shareholders' equity (GAAP)	$1,044,587	$1,032,699	$730,976	$723,196	$711,651	$700,475	$688,215	$676,715	$1,044,587	$711,651
Intangibles	480,813	482,599	294,808	296,053	297,330	298,609	301,478	302,903	480,813	297,329
Actual tangible s/h's equity (non-GAAP)	$563,774	$550,100	$436,168	$427,143	$414,321	$401,866	$386,737	$373,812	$563,774	$414,322

Actual total assets (GAAP)	$7,935,702	$7,918,732	$5,899,190	$5,881,849	$5,805,129	$5,751,711	$5,826,020	$5,902,831	$7,935,702	$5,805,129
Intangibles	480,813	482,599	294,808	296,053	297,330	298,609	301,478	302,903	480,813	297,329
Actual tangible assets (non-GAAP)	$7,454,889	$7,436,133	$5,604,382	$5,585,796	$5,507,799	$5,453,102	$5,524,542	$5,599,928	$7,454,889	$5,507,799

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.06%	6.28%	8.42%	8.59%	8.72%	8.84%	8.67%	8.19%	7.72%	8.61%
Effect of adjustment for intangible assets	7.78%	5.92%	6.47%	6.86%	7.18%	7.66%	7.88%	7.86%	6.78%	7.63%
Return on avg tangible s/h's equity (non-GAAP)	15.84%	12.20%	14.89%	15.45%	15.90%	16.50%	16.55%	16.05%	14.50%	16.25%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.06%	0.81%	1.06%	1.06%	1.08%	1.07%	1.02%	0.93%	0.99%	1.02%
Effect of adjustment for intangible assets	0.13%	0.11%	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.12%	0.13%
Return on average tangible assets (non-GAAP)	1.19%	0.93%	1.17%	1.18%	1.20%	1.20%	1.15%	1.05%	1.11%	1.15%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	13.16%	13.04%	12.39%	12.30%	12.26%	12.18%	11.81%	11.46%	13.16%	12.26%
Effect of adjustment for intangible assets	5.60%	5.64%	4.61%	4.65%	4.74%	4.81%	4.81%	4.79%	5.60%	4.74%
Tangible capital ratio (non-GAAP)	7.56%	7.40%	7.78%	7.65%	7.52%	7.37%	7.00%	6.68%	7.56%	7.52%

					CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$79,679	$76,242	$58,516	$55,910	$57,335	$58,098	$60,002	$57,811	$270,347	$233,246
Interest expense	5,364	5,620	5,099	5,324	5,580	5,886	6,108	6,206	21,407	23,780
Net Interest income (FTE)	$74,315	$70,622	$53,417	$50,586	$51,755	$52,212	$53,894	$51,605	$248,940	$209,466

Total noninterest income	$31,491	$32,117	$22,917	$21,904	$19,970	$22,563	$19,471	$18,616	$108,429	$80,620
Securities gains (losses)	—	—	96	—	—	375	—	—	96	375
Gain on acquisition	—	—	—	—	—	—	—	—	—	—
Total noninterest income	$31,491	$32,117	$22,821	$21,904	$19,970	$22,188	$19,471	$18,616	$108,333	$80,245
Total Income (FTE)	$105,806	$102,739	$76,238	$72,490	$71,725	$74,400	$73,365	$70,221	$357,273	$289,711

Total noninterest expense	$70,856	$76,085	$51,176	$47,414	$45,979	$48,175	$49,396	$47,645	$245,531	$191,195
Amortization of intangibles	1,751	1,803	1,239	1,275	1,327	1,381	1,427	1,471	6,068	5,606
Merger-related expenses	1,923	7,746	1,467	478	499	—	—	195	11,614	694
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—	—
Total noninterest expense	$67,182	$66,536	$48,470	$45,661	$44,153	$46,794	$47,969	$45,979	$227,849	$184,895

(4) Efficiency Ratio	63.50%	64.76%	63.58%	62.99%	61.56%	62.90%	65.38%	65.48%	63.77%	63.82%